                              Stamford, Connecticut

                                                                   Exhibit 16



[PRICE WATERHOUSE LLP LETTERHEAD]


March 28, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

                    The William Carter Company

We have read item 9 of The William Carter Company's Form 10-K dated March 28, 1997 and are in agreement with the statements contained therein.

Yours very truly,

/s/ Price Waterhouse, LLP